EXHIBIT 10.3

LIVE NATION ENTERTAINMENT, INC.
2005 STOCK INCENTIVE PLAN,
AS AMENDED AND RESTATED AS OF MARCH 19, 2015

RESTRICTED STOCK AWARD AGREEMENT
THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), made as of the __ day of _____, 20__ (the “Grant Date”) by and between Live Nation Entertainment, Inc., a Delaware corporation (the “Company”), and ______________ (the “Grantee”), evidences the grant by the Company of an award of restricted stock (the “Award”) to the Grantee on such date and the Grantee’s acceptance of the Award in accordance with the provisions of the Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated as of March 19, 2015 (the “Plan”). The Company and the Grantee agree as follows:
1.Basis for Award. This Award is made under the Plan pursuant to Section 8 thereof for service rendered or to be rendered to the Company by the Grantee, subject to all of the terms and conditions of this Agreement, including, without limitation, Section 4(b) hereof.
2.    Stock Awarded.
(a)    The Company hereby awards to the Grantee, in the aggregate, _____________ shares of Restricted Stock (the “Restricted Stock”) which shall be subject to the restrictions and conditions set forth in the Plan and in this Agreement.
(b)    Shares of Restricted Stock shall be evidenced by book-entry registration with the Company’s transfer agent, subject to such stop-transfer orders and other terms deemed appropriate by the Compensation Committee of the Company’s Board of Directors (the “Committee”) to reflect the restrictions applicable to such Award. Notwithstanding the foregoing, if any certificate is issued in respect of shares of Restricted Stock at the sole discretion of the Committee, such certificate shall be registered in the name of Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:
“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE RESTRICTED STOCK AWARD AGREEMENT DATED AS OF ________, 20__, ENTERED INTO BETWEEN THE REGISTERED OWNER AND LIVE NATION ENTERTAINMENT, INC.”
If a certificate is issued with respect to the Restricted Stock, the Committee may require that the certificate evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that the Grantee deliver a stock power, endorsed in blank, relating to the shares covered by such Award. At the expiration of the restrictions, the Company shall instruct the transfer agent to release the shares from the restrictions applicable to such Award, subject to the terms of the Plan and applicable law or, in the event that a certificate has been issued, redeliver to the Grantee (or his legal representative, beneficiary or heir) share certificates for the shares deposited with it without any legend except as otherwise provided by the Plan, this Agreement or applicable law. During the period that the Grantee holds the shares of Restricted Stock, the Grantee shall have the right to vote the Restricted Stock while it is subject to restriction, but, notwithstanding any provisions of the Plan to the contrary, shall have no right to receive dividends prior to the vesting of such shares, and shall have no right to payment, accrual, crediting or otherwise with regard to dividends declared or paid by the Company prior to the vesting of the applicable shares. If the Award is forfeited in whole or in part, the Grantee will assign, transfer, and deliver any evidence of the shares of Restricted Stock to the Company and cooperate with the Company to reflect such forfeiture.
(c)    In addition to the forfeiture restrictions set forth herein, prior to vesting as provided in Sections 3 and 4(a) of this Agreement, the shares of Restricted Stock may not be sold, assigned, transferred, hypothecated, pledged or otherwise alienated (collectively a “Transfer”) by the Grantee and any such Transfer or attempted Transfer, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, shall be void and of no effect.
3.    Vesting. Except as otherwise provided in this Agreement, the restrictions described in Section 2 of this Agreement will lapse at such times and on such dates (each, a “Vesting Date”) as are prescribed by the terms of the grant; provided, that, the Grantee is still employed or performing services for the Company on each such Vesting Date. In the event of the Grantee’s termination of employment or service prior to the date that all of the Restricted Stock is vested, except as otherwise provided in this Agreement, all Restricted Stock still subject to restriction shall be forfeited.
(a)    If the Grantee’s termination of employment or service is due to death and such death occurs prior to the date that all of the Restricted Stock is vested, all restrictions will lapse with respect to 100% of the Restricted Stock still subject to restriction on the date of death.
(b)    If the Grantee’s termination of employment or service is due to Disability (as defined herein) or Retirement (as defined herein) and such Disability or Retirement, as the case may be, occurs prior to the date that all of the Restricted Stock is vested, the Grantee shall be treated, for purposes of this Agreement only, as if his/her employment or service continued with the Company until the date that all restrictions on the Restricted Stock have lapsed (the “Extension Period”) and such Restricted Stock will vest in accordance with the schedule set forth herein; provided, that, if the Grantee dies during the Extension Period and the Restricted Stock has not been forfeited in accordance with Section 4(b), all restrictions will lapse with respect to 100% of the Restricted Stock still subject to restriction on the date of death. “Disability” shall mean (i) if the Grantee’s employment with the Company is subject to the terms of an employment or other service agreement between such Grantee and the Company, which agreement includes a definition of “Disability”, the term “Disability” shall have the meaning set forth in such agreement during the period that such agreement remains in effect; and (ii) in all other cases, the term “Disability” shall mean a physical or mental infirmity which impairs the Grantee’s ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days. “Retirement” shall mean the Grantee’s resignation from the Company on or after the date on which the sum of his/her (i) full years of age (measured as of his/her last birthday preceding the date of termination of employment or service) and (ii) full years of service with the Company (or any parent or subsidiary) measured from his date of hire (or re-hire, if later), is equal at least seventy (70); provided, that, the Grantee must have attained at least the age of sixty (60) and completed at least five (5) full years of service with the Company (or any parent or subsidiary) prior to the date of his/her resignation. Any disputes relating to whether the Grantee is eligible for Retirement under this Agreement, including, without limitation, his years’ of service, shall be settled by the Committee in its sole discretion.
(c)    If the Grantee’s termination of employment or service is for any other reason and such termination occurs prior to the date that all of the Restricted Stock is vested, the Restricted Stock still subject to restriction shall automatically be forfeited upon such cessation of employment or services.
(d)    The term “Company” as used in this Agreement with reference to employment or service of the Grantee shall include the Company and its parent and subsidiaries, as appropriate.
4.    Special Rules.
(a)    Change in Control. In the event of a Change in Control, the restrictions described in Sections 2 and 3 of this Agreement will lapse with respect to 100% of the Restricted Stock still subject to restriction. For the purposes hereof, the term “Change in Control” shall mean a transaction or series of transactions which constitutes an “exchange transaction” within the meaning of the Plan or such other event involving a change in ownership or control of the business or assets of the Company as the Board, acting in its discretion, may determine.
(b)    Forfeiture.
(i)    Notwithstanding the provisions of Section 3 of this Agreement and any other provision of this Agreement or the Plan to the contrary, if it is determined by the Committee that prior to the date that all of the Restricted Stock is vested (whether or not during the Extension Period), the Grantee engaged (or is engaging in) any activity that is harmful to the business or reputation of the Company (or any parent or subsidiary), including, without limitation, any “Competitive Activity” (as defined below) or conduct prejudicial to or in conflict with the Company (or any parent or subsidiary) or any material breach of a contractual obligation to the Company (or any parent or subsidiary) (collectively, “Prohibited Acts”), then, upon such determination by the Committee, all Restricted Stock granted to the Grantee under this Agreement which is still subject to restriction shall be cancelled and forfeited.
(ii)    Notwithstanding any other provision of this Agreement or the Plan to the contrary, if it is determined by the Committee that the Grantee engaged (or is engaging in) any Prohibited Act where such Prohibited Act occurred or is occurring within the one (1) year period immediately following the vesting of any Restricted Stock under this Agreement (including, without limitation, vesting that occurs by application of Section 3(b) of this Agreement), the Grantee agrees that he/she will repay to the Company any gain realized on the vesting of such Restricted Stock (such gain to be valued as of the relevant Vesting Date(s) based on the fair market value of the Restricted Stock on the relevant Vesting Date(s) over the purchase price paid, if any, of such stock). Such repayment obligation will be effective as of the date specified by the Committee. Any repayment obligation must be satisfied in cash or, if permitted in the sole discretion of the Committee, in shares of Common Stock having a fair market value equal the value of the Restricted Stock on the relevant Vesting Date(s). The Company is specifically authorized to off-set and deduct from any other payments, if any, including, without limitation, wages, salary or bonus, that it may own the Grantee to secure the repayment obligations herein contained.
(iii)    The determination of whether the Grantee has engaged in a Prohibited Act shall be determined by the Committee in good faith and in its sole discretion.
(iv)    The provisions of this Section 4(b) shall have no effect following a Change in Control.
(v)    For purposes of this Agreement, the term “Competitive Activity” shall mean the Grantee, without the prior written permission of the Committee, any where in the world where the Company (or any parent or subsidiary) engages in business, directly or indirectly, (A) entering into the employ of or rendering any services to any person, entity or organization engaged in a business which is directly or indirectly related to the businesses of the Company or any parent or subsidiary (“Competitive Business”) or (B) becoming associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity other than ownership of passive investments not exceeding 1% of the vote or value of such Competitive Business.
5.    Compliance with Laws and Exchange Requirements. The issuance and transfer of any shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the shares may be listed at the time of such issuance or transfer. The Grantee understands that the Company is under no obligation to register or qualify the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
6.    Tax Withholding.
(a)    The Grantee agrees that, subject to clause 6(b) below, no later than the date as of which the restrictions on the Restricted Stock shall lapse with respect to all or any of the Restricted Stock covered by this Agreement, the Grantee shall pay to the Company (in cash or to the extent permitted by the Committee in its sole discretion, shares of Common Stock held by the Grantee whose fair market value is equal to the amount of the Grantee’s tax withholding liability) any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Restricted Stock for which the restrictions shall lapse. The Company or its subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Restricted Stock. The Company may refuse to instruct the transfer agent to release the shares of Common Stock or redeliver share certificates if the Grantee fails to comply with any withholding obligation.

(b)    If the Grantee properly elects, within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the fair market value as of the Grant Date of the Restricted Stock granted hereunder pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, the Grantee shall pay to the Company, or make other arrangements satisfactory to the Committee to pay to the Company, any federal, state or local taxes required to be withheld with respect to such shares. If the Grantee fails to make such payments, the Company or its affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to such shares. The Company may refuse to instruct the transfer agent to release the shares or redeliver share certificates if Grantee fails to comply with any withholding obligation.
7.    Limitation of Rights. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to the continuation of his employment or service with the Company, or interfere in any way with the right of the Company at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the compensation and/or other terms and conditions of the Grantee’s employment or other service.
8.    Representations and Warranties of Grantee. The Grantee represents and warrants to the Company that:
(a)    Agrees to Terms of the Plan. The Grantee has received a copy of the Plan and the Prospectus prepared pursuant to the Form S-8 Registration Statement relating to the Plan and has read and understands the terms of the Plan, this Agreement and the Prospectus, and agrees to be bound by their terms and conditions. The Grantee acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock or disposition of the shares once vested, and that the Grantee should consult a tax adviser prior to such time.
(b)    Cooperation. The Grantee agrees to sign such additional documentation as may reasonably be required from time to time by the Company.
9.    Incorporation of Plan by Reference. The Award is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Award shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.
10.    Governing Law. This Agreement and the rights of all persons claiming under this Agreement shall be governed by the laws of the State of Delaware, without giving effect to conflicts of laws principles thereof.
11.    Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This

Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified other than by written instrument executed by the parties.
IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

LIVE NATION ENTERTAINMENT, INC.

Grantee:	By:
Name:
Title: